UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 6, 2014

Nuverra Environmental Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33816	26-0287117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona 85254

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(602) 903-7802

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of the annual meeting of stockholders (“Annual Meeting”) of Nuverra Environmental Solutions, Inc. (the “Company”) held on May 6, 2014, the retirements of Richard J. Heckmann and Lou L. Holtz from the Company’s board of directors (the “Board”) became effective. Mr. Holtz’s term as director expired as of the date of the Annual Meeting and he decided not to stand for re-election.

Also effective as of the Annual Meeting, Mark D. Johnsrud began serving as Chairman of the Board. As previously disclosed, he was appointed Chairman of the Board, to be effective as of the Annual Meeting, by the Company’s Board on March 7, 2014. Mr. Johnsrud is the Company’s Chief Executive Officer and formerly served as Vice Chairman of the Board. In connection with Mr. Heckmann’s retirement and Mr. Johnsrud’s appointment as Chairman of the Board, the position of Executive Chairman has been eliminated.

Mr. Johnsrud’s appointment as Chairman of the Board and the retirements of Messrs. Heckmann and Holtz were previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: May 12, 2014	By:	/s/ Joseph M. Crabb
Joseph M. Crabb

Executive Vice President & Chief Legal Officer